Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-44117 and No. 333-62936) of Mac-Gray Corporation of our report dated March 2, 2006, except for Financial Statement Revisions in Footnote 2, as to which the date is April 5, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 10,, 2006